UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 8, 2003

(Date of earliest event reported)

LOGIC Devices Incorporated

(Exact name of registrant as specified in its charter)

California

94-2893789
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

395 West Java Drive, Sunnyvale, California 94089

(Address of principal executive offices)

(Zip code)

(408) 542-5400

(Registrant's telephone number, including area code)

Item 5.  Other Events

On July 8, 2003, Dennis Gross, Vice President - Sales, and Kimiko Milheim, Chief Financial Officer, voluntarily surrendered options to purchase an aggregate of 165,000 shares of common stock of LOGIC Devices Incorporated (the "Company") previously issued to them under the LOGIC Devices Incorporated Incentive and Non-Qualified Stock Option Plan (the "Option Plan") and the LOGIC Devices Incorporated 1996 Stock Incentive Plan (collectively, the "Plans"). In addition, on July 8, 2003, two senior design engineers voluntarily surrendered additional options previously issued under the Option Plan to purchase an aggregate of 7,000 shares of Company common stock. The forfeited options had exercise prices ranging from $1.9375 to $8.00. Under the terms of the Plans, shares underlying the surrendered options are available for future option grants to current and prospective employees. By filing this Current Report on Form 8-K, the Company does not undertake or assume any obligation to report any future voluntary surrenders of options or any other transactions in its options.

Item 7.  Financial Statements and Exhibits

(a)	Financial statements of business acquired: Not applicable.
(b)	Pro forma financial information: Not applicable.
(c)	Exhibits: Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOGIC Devices Incorporated (Registrant)
Date: July 11, 2003	By: /s/ Kimiko Milheim
Kimiko Milheim
Chief Financial Officer and Principal Accounting Officer